UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

China Liaoning Dingxu Ecological Agriculture Development, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170480	80-0638212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 Castleton St, Suite 256

City of Industry, CA 91748

(Address of principal executive offices) (Zip Code)

(702) 213-3888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

December 20, 2022, China Liaoning Dingxu Ecological Agriculture Development, Inc. (‘we,’ ‘us,’ ‘Company’), entered into a definitive agreement to acquire the entire interest in WHLM LLC ("WHLM"), which is expected to accelerate the growth and market share for both companies, in strategic real-estate and commercial markets. WHLM is a real estate and management consulting company focused on markets in Greater Los Angeles and New York City. The management team has over 20 years experience in Asian commodities trading, logistics, and real-estate development in Southern California. Recently, WHLM has secured consulting contracts with an agricultural shipping company for the initial procurement of 4000 or more metric tons of organic jasmine rice, with a pipeline of up to 50,000 metric tons of rice.

Item 5.06.	Change in Shell Company Status

China Liaoning Dingxu Ecological Agriculture Development, Inc. a Nevada corporation (the "Company"), is filing this Amended Supplemental Information and Disclosure Statement to notify shareholders that the Company is no longer a "shell company" as defined by Rule 405 of the Securities Act of 1933 ("Rule 405"). Rule 405 defines a "shell company" as an issuer that has: (1) no or nominal operations; and (2) either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. As of the quarterly report for the period ended September 30, 2022, the Company showed little cash, no revenues, no inventory, and minimal operating expenses, primarily attributed to general and administrative costs. Accordingly, we believe that our financial statements for the nine month period ended September 30, 2021, represented those of a "shell company." In December 2022, the Company, entered into a definitive agreement to acquire the entire interest in WHLM LLC ("WHLM"), which is expected to accelerate the growth and market share for both companies, in strategic real-estate and commercial markets. On March 10, 2022, all closing requirements were met on behalf of both the Company and WHLM LLC.

As of the fiscal year ended December 31, 2022, along with the first of 2023, the Company had cash on hand, inventory, and/or prepaid expenses to acquire inventory. As our most recent quarter ended December 31, 2022, we reported total assets in the amount of $ 69,294.41 (September 30, 2022 $ 46,305.53).

We believe that our financial reports for the Annual report ended December 31, 2022, and each of our filed interim reports thereafter reflect substantive operations that indicate we are no longer a "shell company." Although the definition of "shell company" does not include revenues specifically, it is generally understood that revenues are a good indication of actual operations. As reported in our most recent quarterly report ended December 31, 2022, we have commenced revenue-generating operations. The Company has reported substantive current assets, including cash, prepaid expenses, inventory, and/or accounts receivable. Therefore, as of December 31, 2022, the Company was no longer considered a "shell company" as defined by Rule 405 of the Act, having shown evidence of actual operations through the Company's offered services and products, as noted and by virtue of the fact that we have had and continue to have, greater than nominal assets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development Inc.

Date: March 15, 2023	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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Exhibit A

Business Purchase Agreement - dated December 20, 2022

(below)

PURCHASE OF BUSINESS AGREEMENT

WHLM LLC

THIS PURCHASE OF BUSINESS AGREEMENT (the "Agreement") made and entered into this 20th day of December, 2022 (the "Execution Date"),

BETWEEN:

Member, William L He of 17800 Castleton St Ste 256, City of Industry, CA, 91748, and
Member, Joseph Y Lai of 17800 Castleton St Ste 256, City of Industry, CA, 91748
(individually and collectively the "Seller")

OF THE FIRST PART

and

China Liaoning Dingxu Ecological Agriculture Development, Inc. of 17800 Castleton St, City of Industry, CA, 91748
(the "Purchaser")

OF THE SECOND PART

BACKGROUND

a.	The Seller is the owner of all the interest (the "Shares") of WHLM LLC of 17800 Castleton St Ste 256, City of Industry, CA, 91748 (the "Company") which carries on the business of General Management and Real Estate Consulting in the State of California.

b.	The Seller desires to sell the Shares to the Purchaser, and the Purchaser desires to buy the Shares.

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IN CONSIDERATION of the provisions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the Parties agree as follows:

1.	Definitions

1.	The following definitions apply in the Agreement:

a.	"Closing" means the completion of the purchase and sale of the Shares as described in this Agreement by the payment of agreed consideration, and the transfer of title to the Shares; and

b.	"Parties" means both the Seller and the Purchaser and "Party" means any one of them.

Sale

2.	Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and conditions set out in this Agreement, the Seller agrees to sell the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Seller.

Purchase Price

3.	The price to be paid by the Purchaser to the Company for the Shares will be 100,000 shares of China Liaoning Dingxu Ecological Agriculture Development, Inc. and $13,000 (USD) (the "Total Purchase Price").

4.	The Parties agree to co-operate in the filing of elections under the Internal Revenue Code and under any other applicable taxation legislation, in order to give the required or desired effect to the allocation of the Total Purchase Price.

Closing

5.	The Closing of the purchase and sale of the Shares will take place on the 20th day of December, 2022 (the "Closing Date") at the offices of the Seller or at such other time and place as the Parties mutually agree.

6.	At Closing, and upon the Purchaser resolving the Total Purchase Price in full to the Seller, the Seller will:

a.	provide the Purchaser with duly executed forms and documents evidencing transfer of signing authority and control of the bank accounts of the Company;

b.	provide the Purchaser with duly executed transfers of the Shares; and

c.	deliver to the Purchaser endorsed share certificates representing the Shares, and the Seller will take all steps necessary for the Company to enter the Purchaser, or its nominee, on the books of the Company, as the holder of the Shares.

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Payment

7.	The Total Purchase Price for the Shares will be paid by the Purchaser by executing the necessary procedures within 90 days with its Stock Transfer Agent, issuing 100,000 shares in China Liaoning Dingxu Ecological Agriculture Development, Inc to WHLM LLC. Purchaser will remit $13,000 (USD) to WHLM LLC’s Bank Account at Bank of America via cheque, money order, wire, or ACH transfer.

8.	The Purchaser is responsible for paying all applicable taxes, including federal sales tax, state sales tax, duties, and any other taxes or charges payable pursuant to the transfer of the Shares from the Seller to the Purchaser.

Seller's Representations and Warranties

9.	The Seller represents and warrants to the Purchaser that:

a.	the Seller has full legal authority to enter into and exercise its obligations under this Agreement;

b.	the Company is a Company duly incorporated or continued, validly existing, and in good standing and has all requisite authority to carry on business as currently conducted;

c.	the Seller is the absolute beneficial owner of the Shares, free and clear of any liens, charges, encumbrances or rights of others, and is exclusively entitled to dispose of the Shares;

d.	except as otherwise provided in this Agreement, there has been no act or omission by the Seller that would give rise to any valid claim relating to a brokerage commission, finder's fee or other similar payment;

e.	the Seller is a resident of the United States for the purposes of the Internal Revenue Code;

f.	the Seller has withheld all amounts required to be withheld under income tax legislation and has paid all amounts owing to the proper authorities;

g.	the Company is not bound by any written or oral pension plan or collective bargaining agreement or obligated to make any contributions under any retirement income plan, deferred profit sharing plan or similar plan;

h.	the Company will not dismiss any current employees or hire any new employees, or substantially change the role or title of any existing employees, provide unscheduled or irregular increases in salary or benefits to employees, or institute any significant changes to the terms of any employee's employment, after signing this Agreement, unless the Purchaser provides written consent;

i.	there are no claims threatened or pending against the Company by any current or past employee relating to any matter arising from or relating to the employment of the employee;

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j.	the Company is operating in accordance with all applicable laws, rules, and regulations of the jurisdictions in which it is carried on. In compliance with such laws, the Seller has duly licensed, registered, or qualified the Company with the appropriate authorities and agencies;

k.	the Company maintains insurance policies on its assets and such policies are in full force and effect and of an adequate value as would be reasonable in its industry. The Company has neither defaulted under these insurance policies, whether as a result of failure to pay premiums or due to any other cause, nor has the Company failed to give notice or make a claim under these insurance policies in a timely manner;

l.	the trademarks and trade names used in carrying on the business of the Company are owned exclusively and validly by the Company. The trademarks and trade names are duly registered with the appropriate public authorities in order that the rights associated with the trademarks and trade names are protected. To the best knowledge of the officers of the Company, there are no claims of infringement existing against the patents, trademarks, copyrights or any other trade names used by the Company;

m.	any trademarks and trade names used in whole or in part in or required for the proper operation of the business of the Company are validly and beneficially owned by and for the sole and exclusive use of the Company;

n.	to the best knowledge of the officers of the Company, the conduct of the Company does not infringe on the patents, trademarks, trade names or copyrights, whether domestic or foreign, of any other person, firm or Company;

o.	the Company owns or is licensed to use all necessary software and it can continue to use any and all computerized records, files and programs after the Closing Date in the same manner as before the Closing Date;

p.	the Company has filed all tax reports and returns required in the operation of its business and has paid all taxes owed to all taxing authorities, including foreign taxing authorities, except amounts that are being properly contested by the Seller, the details of this contest having been provided to the Purchaser; and

q.	this Agreement has been duly executed and delivered by the Seller and constitutes a legal and binding obligation of the Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally, and by equitable remedies granted by a court of competent jurisdiction.

10.	The representations and warranties given in this Agreement are the only representations and warranties. No other representation or warranty, either expressed or implied, has been given by the Seller to the Purchaser.

11.	The Seller warrants to the Purchaser that each of the representations and warranties made by it is accurate and not misleading at the Closing Date. The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on each representation and warranty.

12.	The Seller's representations and warranties will survive the Closing Date of this Agreement.

13.	Where the Purchaser has a claim against the Seller relating to one or more representations or warranties made by the Seller, the Seller will have no liability to the Purchaser unless the Purchaser provides notice in writing to the Seller containing full details of the claim on or before the third anniversary of the Closing Date.

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14	Where the Purchaser has a claim against the Seller relating to one or more representations or warranties made by the Seller, and the Purchaser is entitled to recover damages from a third party then the amount of the claim against the Seller will be reduced by the recovered or recoverable amount less all reasonable costs incurred by the Purchaser in recovering the amount from the third party.

Purchaser's Representations and Warranties

15.	The Purchaser represents and warrants to the Seller the following:

a.	the Purchaser has full legal authority to enter into and exercise its obligations under this Agreement;

b.	the corporate Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement, and this transaction has been duly authorized by all necessary corporate action on the part of the corporate Purchaser;

c.	the Purchaser has funds available to pay the full Total Purchase Price and any expenses accumulated by the Purchaser in connection with this Agreement and the Purchaser has not incurred any obligation, commitment, restriction, or liability of any kind, absolute or contingent, present or future, which would adversely affect its ability to perform its obligations under this Agreement;

d.	the Purchaser has not committed any act or omission that would give rise to any valid claim relating to a brokerage commission, finder's fee, or other similar payment;

e.	the Purchaser is a resident of the United States for the purposes of the Internal Revenue Code;

f.	this Agreement has been duly executed by the Purchaser and constitutes a legal and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally, and by equitable remedies granted by a court of competent jurisdiction; and

g.	the Purchaser has no knowledge that any representation or warranty given by the Seller in this Agreement is inaccurate or false.

16.	The representations and warranties given in this Agreement are the only representations and warranties. The Purchaser has given no other representation or warranty, either expressed or implied, to the Seller.

17.	The Purchaser warrants to the Seller that each of the representations and warranties made by it is accurate and not misleading at the date of Closing. The Purchaser acknowledges that the Seller is entering into this Agreement in reliance on each representation and warranty.

18.	The Purchaser's representations and warranties will survive the Closing Date of this Agreement.

19.	Where the Seller has a claim against the Purchaser relating to one or more representations and warranties made by the Purchaser, the Purchaser will have no liability to the Seller unless the Seller provides notice in writing to the Purchaser containing full details of the claim on or before the third anniversary of the Closing Date.

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20.	Where the Seller has a claim against the Purchaser relating to one or more representations or warranties made by the Purchaser, and the Seller is entitled to recover damages from a third party then the amount of the claim against the Purchaser will be reduced by the recovered or recoverable amount less all reasonable costs incurred by the Seller in recovering the amount from the third party.

Conditions Precedent to be Performed by the Purchaser

21.	The obligation of the Seller to complete the sale of the Shares under this Agreement is subject to the satisfaction of the following conditions precedent by the Purchaser, on or before the Closing Date, each of which is acknowledged to be for the exclusive benefit of the Seller and may be waived by the Seller entirely or in part:

a.	all of the representations and warranties made by the Purchaser in this Agreement will be true and accurate in all material respects on the Closing Date;

b.	the Purchaser will obtain or complete all forms, documents, consents, approvals, registrations, declarations, orders, and authorizations from any person or any governmental or public body, required of the Purchaser in connection with the execution of this Agreement;

c.	the Purchaser will execute and deliver the Promissory Note to the Seller; and

d.	Purchaser is a listed company on OTC: PINK.

Conditions Precedent to be Performed by the Seller

22.	The obligation of the Purchaser to complete the purchase of the Shares under this Agreement is subject to the satisfaction of the following conditions precedent by the Seller, on or before the Closing Date, each of which is acknowledged to be for the exclusive benefit of the Purchaser and may be waived by the Purchaser entirely or in part:

a.	all of the representations and warranties made by the Seller in this Agreement will be true and accurate in all material respects on the Closing Date;

b.	the Seller will obtain and complete any and all forms, documents, consents, approvals, registrations, declarations, orders, and authorizations from any person or governmental or public body that are required of the Seller for the proper execution of this Agreement and transfer of the Shares to the Purchaser;

c.	the Seller will have executed all documentation necessary to transfer the Shares to the Purchaser; and

d.	the Seller will provide the Purchaser with complete information concerning the operation of the Company, in order to put the Purchaser in a position to carry on in the place of the Seller.

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Conditions Precedent Not Satisfied

23.	If either Party fails to satisfy any of its conditions precedent as set out in this Agreement on or before the Closing Date and that condition precedent was not waived, then this Agreement will be null and void and there will be no further liability as between the Parties.

24.	Disclosure

24.	Upon the reasonable request of the Purchaser, the Seller will, from time to time, allow the Purchaser and its agents, advisors, accountants, employees, or other representatives to have reasonable access to the premises of the Company and to all of the books, records, documents, and accounts of the Company, during normal business hours, between the date of this Agreement and the Closing Date, in order for the Purchaser to confirm the representations and warranties given by the Seller in this Agreement.

Employees

25.	At least 30 days prior to the Closing Date, the Purchaser will provide written offers of employment to every employee of the Company (the "Transferred Employees"). The offers of employment will be subject to execution of this Agreement and successful closing of this transaction. Prior to the Closing Date, the Purchaser will make itself available to discuss with each Transferred Employee the terms of the individual employment offers.

26.	The Purchaser will not offer employment to any employee of the Company who is receiving disability benefits under a disability plan of the Seller as of the Closing Date. Those employees receiving disability benefits will not be considered a Transferred Employee and will remain the full responsibility of the Seller.

27.	The Seller will pay all employee compensation incurred by it up to and including the Closing Date and including all salaries, benefits, bonuses including Share bonuses and Share options and any other compensation owing to all employees up to and including the Closing Date. The Seller will be responsible for all severance benefits, vacation days, sick days, personal days and other compensated time off accrued by all employees up to and including the Closing Date.

28.	The Seller is in compliance with all applicable foreign and domestic statutory rules and regulations respecting employment and employment practices and has withheld and reported all amounts required by law with respect to wages and salaries and the Seller is not liable for any accrued taxes or penalties and is not liable or in arrears to any government or private pension, social security or unemployment insurance authority. The Seller indemnifies the Purchaser for any future liabilities relating to employment and employment practices where the subject of the liability occurred up to and including the Closing Date.

29.	To the best of the Seller's knowledge, information and belief, no labor dispute is currently in progress, pending or threatened involving the Transferred Employees of the Company that would interfere with the normal productivity or production schedules of the Company.

30.	After the Closing Date, the Purchaser will adopt, assume, and become solely responsible for all Transferred Employee benefit plans including, but not limited to, all health and disability plans and pension plans currently administered by the Seller. The Purchaser will collect and pay over to the Seller any contributions of the Seller's employees that relate to periods prior to and including the Closing Date. The Purchaser agrees to waive all waiting or qualification periods and pre-existing conditions and limitations of such plans for the Transferred Employees.

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Non-Solicitation

31.	The Seller agrees that any attempt to encourage or induce employees, directors, agents or contractors to leave their jobs with the Company would be harmful and damaging to the Purchaser. The Seller further agrees that any attempt on the part of the Seller to interfere with the Purchaser's relationship with employees, directors, agents, contractors, vendors or service providers of the Company would be harmful and damaging to the Purchaser.

32.	The Seller agrees that during the term of this Agreement and for a period of 5 years after the Closing Date of this Agreement, the Seller will not in any way directly or indirectly:

a.	induce or attempt to induce any employee, director, agent, contractor or other service provider of the Purchaser to quit employment or retainer with the Purchaser;

b.	otherwise interfere with or disrupt the Purchaser's relationship with its employees, directors, agents, contractors or other service providers;

c.	discuss employment opportunities or provide information about competitive employment to any of the Purchaser's employees, directors, agents, contractors or other service providers; or

d.	solicit, entice, or hire away any employee, director, agent, contractor or other service provider of the Purchaser.

Non-Competition

33.	For a period of 5 years (the "Non-Competition Period") after the Closing Date, the Seller will not, either individually or in conjunction with any other person or business entity or in any other manner whatsoever, have interest in, enter employment with, lend money to, advise or permit its name to be associated with any business similar to or in competition with the Purchaser ..

34.	If the Non-Competition Period is determined to be void or unenforceable by a court of competent jurisdiction then it is the intent of the Parties that the Non-Competition Period be reduced in scope only to the extent deemed necessary to render the provision reasonable and enforceable. The Seller agrees that the Non-Competition Period is reasonable and all defenses to the enforcement of the Non-Competition Period are waived by the Seller.

Non-Assumption of Liabilities

35.	It is understood and agreed between the Parties that the Purchaser is not assuming and will not be liable for any of the liabilities, debts or obligations of the Seller arising out of the ownership or operation of the Company prior to and including the Closing Date.

36.	The Seller will indemnify and save harmless the Purchaser, its officers, directors, employees, agents and shareholders from and against all costs, expenses, losses, claims, and liabilities, including reasonable legal fees and disbursements, or demands for income, sales, excise or other taxes, suffered or incurred by the Purchaser or any of the above mentioned persons arising out of the ownership or operation of the Company prior to and including the Closing Date.

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Transfer of Third Party Contracts

37.	This Agreement is not to be construed as an assignment of any third party contract from the Seller to the Purchaser if the assignment would be a breach of that third party contract.

38.	The Purchaser will be solely responsible for acquiring new contracts with third parties where the existing contracts are not legally assignable from the Seller to the Purchaser.

39.	Notwithstanding any other provision in this Agreement to the contrary, the Seller will not be liable for any losses, costs or damages of any kind including loss of revenue or decrease in value of the Company resulting from the failure of the Purchaser to acquire any third party contracts.

40.	Notices

40.	Any notices or deliveries required in the performance of this Agreement will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the Parties at the addresses contained in this Agreement or as the Parties may later designate in writing.

Expenses/Costs

41.	The Parties agree to pay all their own costs and expenses in connection with this Agreement.

Dividends

42.	Any dividends earned by the Shares and payable on or before the Closing Date of this Agreement will belong to the Seller and any dividends earned by the Shares and payable after the Closing of this Agreement will belong to the Purchaser.

43.	Any rights to vote attached to the Shares will belong to the Seller on or before the Closing Date and will belong to the Purchaser after the Closing Date.

Confidentiality

44.	The Seller and the Purchaser will keep confidential all information (the "Confidential Information") pertaining to this Agreement including, but not limited to, the terms of this Agreement, the Total Purchase Price, the Parties to this Agreement, and the subject matter of this Agreement as well as any written or oral information obtained about the respective Parties that is not currently in the public domain. Confidential Information will not include the following:

a.	information generally known in the respective industries of the Purchaser and the Seller;

b.	information that enters the public domain through no fault of the Purchaser or the Seller;

c.	information that is independently created by the Purchaser or the Seller respectively without direct or indirect use of information obtained during the course of negotiations for this Agreement; and

d.	information that is rightfully obtained by the Purchaser or the Seller from a third party who has the right to transfer or disclose the information.

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45.	The Seller and the Purchaser may disclose any Confidential Information relating to this Agreement to any of its employees, agents and advisors where there is a need to know in relation to this Agreement and where the personnel agree to be legally bound by the same confidentiality obligations.

46.	The Parties each agree to indemnify the other against any harm suffered as a result of a breach of the confidentiality obligations contained in this Agreement on the part of their respective employees, agents and/or advisers.

47.	The confidentiality obligations in this Agreement will continue to apply after the Closing Date of this Agreement without any limit in time.

Severability

48.	The Parties acknowledge that this Agreement is reasonable, valid, and enforceable; however, if any part of this Agreement is held by a court of competent jurisdiction to be invalid, it is the intent of the Parties that such provision be reduced in scope only to the extent deemed necessary to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected or invalidated as a result.

49.	Where any provision in this Agreement is found to be unenforceable, the Purchaser and the Seller will then make reasonable efforts to replace the invalid or unenforceable provision with a valid and enforceable substitute provision, the effect of which is as close as possible to the intended effect of the original invalid or unenforceable provision.

Governing Law

50.	This Agreement will be governed by and construed in accordance with the laws of the State of California.

51.	The courts of the State of California will have jurisdiction to settle any dispute arising out of or in connection with this Agreement.

General Provisions

52.	This Agreement contains all terms and conditions agreed to by the Parties. Statements or representations which may have been made by any Party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value to either Party. Only the written terms of this Agreement will bind the Parties.

53.	This Agreement may only be amended or modified by a written instrument executed by all of the Parties.

54.	A waiver by one Party of any right or benefit provided in this Agreement does not infer or permit a further waiver of that right or benefit, nor does it infer or permit a waiver of any other right or benefit provided in this Agreement.

55.	This Agreement will not be assigned either in whole or in part by any Party without the written consent of the other Party.

56.	This Agreement will pass to the benefit of and be binding upon the Parties' respective heirs, executors, administrators, successors, and permitted assigns.

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57.	The clauses, paragraphs, and subparagraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

58.	All of the rights, remedies and benefits provided in this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law or equity.

59.	Time is of the essence in this Agreement.

60.	This Agreement may be executed in counterpart.

61.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

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IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 20th day of December, 2022.

/s/ William L He
Member: William L He

/s/ Joseph Y Lai
Member: Joseph Y Lai

China Liaoning Dingxu Ecological Agriculture Development, Inc.
CEO: Huijun He

/s/ Huijun He

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